Exhibit 99.1

Vista Gold Corp. Announces First Quarter Financial Results

Denver, Colorado, April 28, 2023 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended March 31, 2023, with reported cash totaling $6.6 million. All dollar amounts in this news release are in U.S. dollars.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “Our achievements during the first quarter of this year reflect our ongoing commitment to maximize the value of the Mt Todd gold project for our shareholders. We completed an internal scoping study to evaluate the technical and economic merits of smaller-scale development alternatives for Mt Todd. The study delivered promising results, including initial capital expenditures of less than $350 million for a project with 5.2 million tonnes per year throughput and gold production of 150,000 – 200,000 ounces of gold per year, while preserving the opportunity for subsequent expansion or staged development. Since announcing the completion of the scoping study, there has been both new and renewed interest in the optionality of Mt Todd under different development strategies.

“We also announced that the results of the most recent Mt Todd surface exploration program returned excellent anomalous gold assays from the surface sampling of two targets, including up to 4.0 grams of gold per tonne at one of the targets and reiterating our belief that the Mt Todd land package has tremendous discovery potential. Finally, we continued to take actions to implement cost reductions, which had a positive impact on our quarter end financial position.”

Summary of Financial Results

At March 31, 2023, cash and cash equivalents totaled $6.6 million compared to $8.1 million at December 31, 2022. The Company continued to have no debt.

Vista reported a consolidated net loss of $2.0 million, or $0.02 per common share, for the quarter ended March 31, 2023 compared to a consolidated net loss of $0.3 million, or $0.00 per common share for the quarter ended March 31, 2022. The loss for the current quarter was in line with management’s expectations and reflects cost reductions implemented to date. The prior year loss for the quarter ended March 31, 2022 was lower because of a non-recurring gain of $2.9 million.

The Company’s consolidated unaudited financial statements and management’s discussion and analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar and with the Canadian securities regulatory authorities on SEDAR at www.sedar.com.

Management Conference Call

Management’s conference call to review financial results for the quarter ended March 31, 2023 and to discuss corporate and project activities is scheduled for Monday, May 1, 2023 at 2:00 pm MT (4:00 pm ET).

Participant Toll Free: (888) 396-8049

Participant International: (416) 764-8646

Conference ID: 24743194

This call will be archived and available at www.vistagold.com after May 1, 2023. An audio replay will also be available through May 15, 2023 by calling toll-free in North America (877) 674-7070 or (416) 764-8692 using passcode 743194#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

For information on the 2022 Feasibility Study, please see the technical report summary entitled “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of December 31, 2021, an issue date of February 9, 2022 and an amended date of February 7, 2023 available on EDGAR or the technical report entitled “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of December 31, 2021 and an issue date of February 9, 2022 available on SEDAR.

John Rozelle, Vista’s Sr. Vice President, a “qualified person” as defined by Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects, has verified the data underlying the information contained in and has approved this news release. For more information on the scoping study and surface exploration program, see news releases dated March 1, 2023 (Scoping Study) and March 15, 2023 (Surface Exploration Program).

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

For further information about Vista or the Mt Todd Gold Project, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the expected date for our management’s call regarding our financial results; our belief that our achievements during the first quarter of this year reflect our ongoing commitment to maximize the value of Mt Todd for our shareholders; our belief that the results of the scoping study delivered promising results, including initial capital expenditures of less than $350 million for a project with 5.2 million tonnes per year throughput and gold production of 150,000 – 200,000 ounces of gold per year, while preserving the opportunity for subsequent expansion or staged development; our belief that the Mt Todd land package has tremendous discovery potential; and our belief that Mt Todd has the potential to be one of the top five gold producers in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023, subsequent Quarterly Reports on Form 10-Q, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.